News Release

Firsthand Technology Value Fund Discloses
Top Portfolio Holdings

San Jose, CA, September 6, 2012 –Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (the “Fund”), a publicly-traded venture capital fund that invests in technology and cleantech companies, disclosed today that its top five holdings as of August 31, 2012 were Facebook, SolarCity, Intevac, Yelp and Silicon Genesis.

1.
Facebook, Inc. (NASDAQ: FB) is an online social networking service with 955 million monthly active users worldwide. As of August 31, 2012, the Fund’s investment in Facebook consisted of 600,000 shares of Class B common stock and represented approximately 5% of the Fund’s estimated gross assets*.

2.
SolarCity Corp. is a leading installer of commercial and residential solar photovoltaic systems. As of August 31, 2012, the Fund’s investment in SolarCity consisted of 426,300 shares of common stock and represented approximately 3% of the Fund’s estimated gross assets*.

3.
Intevac, Inc. (NASDAQ: IVAC) produces manufacturing equipment for the solar photovoltaic and disk drive industries. As of August 31, 2012, the Fund’s investment in Intevac consisted of 545,156 shares of common stock and represented approximately 2% of the Fund’s estimated gross assets*.

4.
Yelp, Inc. (NYSE: YELP) operates a social networking website that allows users to search for and post reviews of local businesses. As of August 31, 2012, the Fund’s investment in Yelp consisted of 125,000 shares of common stock and represented approximately 1% of the Fund’s estimated gross assets*.

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5.
Silicon Genesis Corp. is a developer of layer transfer technology for the semiconductor and solar industries. As of August 31, 2012, Silicon Genesis securities represented approximately 1% of the Fund’s estimated gross assets* and consisted of approximately 8.5 million shares of preferred and common stock, various convertible securities, and warrants to purchase additional common and preferred stock.

As of August 31, 2012, the Fund’s top five holdings constituted approximately 13% of the Fund’s estimated gross assets*. Complete financial statements and a detailed schedule of investments for the period ended June 30, 2012 were filed on Form 10-Q on August 9, 2012 and are available on the Fund’s website at www.firsthandtvf.com.

About Firsthand Technology Value Fund
Firsthand Technology Value Fund, Inc. is a publicly-traded venture capital fund that invests in technology and cleantech companies. The Fund currently has 8,556,480 shares outstanding. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

*Estimated gross assets as of August 31, 2012 represent total assets of $203,437,301 as of June 30, 2012 plus the net change in unrealized appreciation/depreciation of publicly-traded securities since June 30, 2012. For the purposes of calculating the percentage of gross assets represented by each investment, the value of each holding is determined by the most recent of: (1) the purchase price, (2) the market value for public securities, less any discounts taken due to restrictions on the stock, or (3) the June 30, 2012 fair value of each security, as determined by our Board of Directors. The market values of options or other derivatives of these securities are omitted from these calculations.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Heather Hohlowski
Firsthand Capital Management, Inc.
(408) 624-9525
vc@firsthandtvf.com